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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                   FORM 8-K/A


                             AMENDED CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): February 27, 1998


                            THE COLEMAN COMPANY, INC.
               (Exact Name of Registrant as Specified in Charter)


          Delaware                      1-988                   13-3639257
(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
      of Incorporation)                                     Identification No.)


                            2111 E. 37th Street North
                              Wichita, Kansas 67219
                    (Address of Principal Executive Offices)


                                 (316) 832-2700
              (Registrant's telephone number, including area code)


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

          This Amended Current Report on Form 8-K/A amends and restates in its entirety the Current Report on Form 8-K filed on March 3, 1998.

ITEM 5. OTHER EVENTS.

                  On February 27, 1998, The Coleman Company, Inc. (the "Company"), a Delaware corporation and subsidiary of Coleman Worldwide Corporation ("Worldwide"), a Delaware corporation, Sunbeam Corporation ("Sunbeam"), a Delaware corporation, and Camper Acquisition Corp. ("Merger Sub"), a newly formed Delaware corporation and wholly owned subsidiary of Sunbeam, entered into an Agreement and Plan of Merger (the "Coleman Merger Agreement") providing that, among other things, Merger Sub will be merged (the "Coleman Merger") with the Company. Pursuant to the Coleman Merger Agreement, each share of Company Common Stock, par value $.01 per share ("Company Common Stock"), issued and outstanding immediately prior to the effective time of the Coleman Merger (other than certain shares) will be converted into the right to receive (A) 0.5677 shares of Sunbeam common stock, par value $.01 per share ("Sunbeam Common Stock"), with cash paid in lieu of fractional shares, and (B) $6.44 in cash, without interest thereon.

                  Coincident with the execution of the Coleman Merger Agreement, CLN Holdings Inc. ("Holdings"), a Delaware corporation and parent company of Worldwide, and Coleman (Parent) Holdings Inc., a Delaware corporation and parent company of Holdings, entered into an Agreement and Plan of Merger (the "Holdings Merger Agreement"), with Sunbeam and Laser Acquisition Corp. ("Laser Merger
Sub"), a newly formed Delaware corporation and wholly owned subsidiary of Sunbeam. The Holdings Merger Agreement provides that, among other things, Laser Merger Sub will be merged (the "Holdings Merger") with Holdings. Pursuant to the Holdings Merger Agreement, the shares of Holdings Common Stock, par value $1.00 per share ("Holdings Common Stock"), issued and outstanding immediately prior to the effective time of the Holdings Merger (other than certain shares) will be converted into the right to receive in the aggregate 14,099,749 shares of Sunbeam Common Stock and $159,956,756 in cash, without interest thereon. All 1,000 of the issued and outstanding shares of Holdings Common Stock are held by an indirect wholly owned subsidiary of Mafco Holdings Inc., a corporation wholly owned by Ronald O. Perelman.

                  Following consummation of the Holdings Merger, Holdings will be a direct wholly owned subsidiary of Sunbeam and, accordingly, Worldwide will be an indirect wholly owned subsidiary of Sunbeam and the Company will be an indirect subsidiary of Sunbeam. Following consummation of the Coleman Merger, the Company will be a direct wholly owned subsidiary of Worldwide (or its successor) and an indirect wholly owned subsidiary of Sunbeam.

                  Upon the execution of the Coleman Merger Agreement, Worldwide, which held at that time 44,067,520 shares of Company Common Stock representing approximately 82% of the outstanding Company Common Stock, approved and adopted the Coleman Merger Agreement by written consent. The Holdings Merger has been approved by the sole stockholder of Holdings. The Holdings Merger is subject to the expiration of antitrust waiting periods and certain other customary conditions. The Coleman Merger Agreement is subject to consummation of the Holdings Merger.

                  The foregoing description of transactions and agreements does not purport to be complete and is qualified in its entirety by reference to the Coleman Merger Agreement and the Holdings Merger Agreement, copies of which are attached hereto as Exhibits 2.1 and 10.1, respectively, and are incorporated herein by reference. A copy of the press release announcing the execution of the Coleman Merger Agreement and Holdings Merger Agreement is attached hereto as
Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

 (c)      Exhibits.

         2.1 Agreement and Plan of Merger, dated as of February 27, 1998, by and among Sunbeam Corporation, Camper Acquisition Corp. and The Coleman Company, Inc.

         10.1 Agreement and Plan of Merger, dated as of February 27, 1998, by and among Sunbeam Corporation, Camper Acquisition Corp., CLN Holdings Inc. and Coleman (Parent) Holdings Inc.

         99.1  Press Release, dated as of March 2, 1998.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of: March 4, 1998
                                            THE COLEMAN COMPANY, INC.



                                            By:/s/ Steven R. Isko
                                                 Name: Steven R. Isko
                                                 Title: Vice President - Legal

                                INDEX TO EXHIBITS

       EXHIBIT                         DESCRIPTION
       NUMBER


         2.1 Agreement and Plan of Merger, dated as of February 27, 1998, by and among Sunbeam Corporation, Camper Acquisition Corp. and The Coleman Company, Inc.

         10.1 Agreement and Plan of Merger, dated as of February 27, 1998, by and among Sunbeam Corporation, Camper Acquisition Corp., CLN Holdings Inc. and Coleman (Parent) Holdings Inc.

         99.1  Press Release, dated as of March 2, 1998.







                                      -5-